CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (File No. 811-7237 and 33-56339) ("Registration Statement") of our report dated June 6, 2002, relating to the financial statements and financial highlights appearing in the April 30, 2002 Annual Report of Putnam Capital Opportunities Fund, a series of Putnam Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 26, 2002